Exhibit 99.1

UNITY Biotechnology Announces Complete 36-Week Results from the ASPIRE Phase 2b Study of UBX1325 in Diabetic Macular Edema and Provides Corporate Updates

UBX1325 demonstrated vision gains that were comparable and statistically non-inferior to aflibercept at week 36 in a difficult-to-treat DME patient population

UBX1325 generally outperformed aflibercept in a pre-specified subgroup of patients entering the study with CST <400 microns (60% of enrolled patients)

Company to explore strategic alternatives to advance UBX1325, Tie2/anti-VEGF bispecific, and Tie2 agonistic antibody assets and reduce operational cash burn

SOUTH SAN FRANCISCO, Calif., May 5, 2025 - UNITY Biotechnology, Inc. (“UNITY”) [NASDAQ: UBX], a biotechnology company developing therapeutics to slow, halt or reverse diseases of aging, today announced complete 36-week results from the Phase 2b ASPIRE clinical trial of intravitreal UBX1325 in patients with diabetic macular edema (DME) who had poor vision despite prior anti-VEGF treatment. The Company previously disclosed 24-week and interim 36-week results from its ASPIRE trial, demonstrating that UBX1325 was non-inferior to aflibercept at most time points through 36 weeks, except for the average of weeks 20 and 24, the primary endpoint.

Phase 2b ASPIRE study results from all subjects through 36 weeks:

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Non-inferior visual gains in Best-Corrected Visual Acuity (BCVA) compared to leading anti-VEGF product
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UBX1325 was statistically non-inferior to aflibercept at week 36
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UBX1325 generally outperformed aflibercept in subjects who had moderately aggressive disease (central subfield thickness (CST) <400 microns at baseline or at first run-in)
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Favorable safety and tolerability profile
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UBX1325 continues to demonstrate a favorable safety and tolerability profile across multiple clinical studies to date
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There have been no cases of intraocular inflammation, retinal artery occlusion, endophthalmitis or vasculitis across multiple studies

“UBX1325 has demonstrated the potential to provide a much-needed alternative treatment to anti-VEGF therapy through a completely novel mechanism of action,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “UBX1325’s demonstration of non-inferiority to aflibercept at 36 weeks and superior vision gains in the subgroup of patients with CST under 400 microns underscores its potential to provide a valuable treatment option to patients. We believe that further development of UBX1325 would benefit from the capabilities of a company with an existing ophthalmic franchise, and we are exploring partnerships so that this program can continue to be advanced as a potential new treatment. I am proud of the valuable contributions our team has made in advancing a new therapeutic concept for DME, as featured in our recently published article in NEJM Evidence.”

The Company will present full 36-week results from the ASPIRE study at the Association for Research in Vision and Ophthalmology (ARVO) 2025 Annual Meeting on Wednesday, May 7, 2025.

Corporate Update:

In conjunction with the full 36-week results, the Board of Directors has also approved a revised operating plan focused on evaluating strategic alternatives while reducing operational cash burn. As part of the operating plan, the Company will be implementing a reduction in force affecting all of its workforce, with certain consulting arrangements in place to close down the ASPIRE study. The Company intends to explore a full range of strategic alternatives, which may include, but are not limited to, the sale, license, monetization and/or divestiture of one or more of the Company’s assets and technologies (including UBX1325, the Tie2/aVEGF bispecific, and the Tie2 agonistic antibody), a strategic transaction, collaboration, partnership, merger, sale, or winddown or dissolution of the Company. The Company's Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer will transition into consulting roles with the Company to support in evaluation of strategic alternatives and orderly transition of management roles. The Company may engage external advisors to support the evaluation of strategic alternatives. The Company's exploration of strategic alternatives may not result in the consummation of any transaction or the realization of any value for the Company or its shareholders.

Portfolio Overview:

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UBX 1325 (BCL-xL inhibitor)
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Clinical data from the Phase 2 BEHOLD Study and the Phase 2B ASPIRE study in patients with DME demonstrate improvement in visual acuity with UBX1325 treatment.
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UBB 2048 (Tie2/aVEGF Bispecific)
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Preclinical data indicate strong Tie2 pathway activation and inhibition of VEGF pathways, as well as efficacy in models of retinal disease, with clinical candidate molecule. The molecule targets a validated pathway for treating DME and wet age-related macular degeneration (AMD), with best-in-class potential.
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UBX2050 (Tie2 agonistic antibody)
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Preclinical data indicates strong Tie2 pathway activation with clinical candidate molecule with therapeutic rationale for diseases of vascular permeability, including chronic kidney disease, diabetic nephropathy, and vascular dementia.
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Alpha-Klotho (biologic)
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Global license agreement with Jocasta Neuroscience, Inc. for development and commercialization in neurological indications, with development milestones, approval milestones, and sales-based royalties.
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Senescence and Aging biology IP portfolio:

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Broad and foundational patent portfolio in senescence and other age-related biology for multiple indications including ophthalmology, neurological diseases, pulmonary diseases, kidney-related diseases, cardiac and vascular diseases.

About the ASPIRE Study

ASPIRE is a multi-center, randomized, double-masked, active-controlled Phase 2b study designed to evaluate the safety and efficacy of UBX1325 in comparison to aflibercept in previously treated patients with active DME who are not achieving optimal benefit from standard of care. The study enrolled 52 subjects who were randomized 1:1 to receive either 10 μg UBX1325, or 2 mg of aflibercept control injections every eight weeks for six months after randomization. The primary efficacy endpoint is non-inferiority to aflibercept as assessed by mean change from baseline in Best Corrected Visual Acuity (BCVA) to the average of weeks 20 and 24. Additional information about ASPIRE (NCT06011798) can be found here.

About UBX1325
UBX1325 is an investigational compound being studied in retinal diseases, including DME, and is not approved for any use in any country. UBX1325 is a potent small molecule inhibitor of BCL-xL, a member of the BCL-2 family of apoptosis regulating proteins. UBX1325 is designed to inhibit the function of proteins that senescent cells rely on for survival. The Phase 2 BEHOLD study in patients with DME demonstrated that a single injection of UBX1325 resulted in a statistically significant and clinically meaningful improvement in mean BCVA through 48 weeks compared to sham treatment. In preclinical studies, UNITY has demonstrated that targeting BCL-xL with UBX1325 preferentially eliminated senescent cells from diseased tissue while sparing cells in healthy tissue. UNITY’s goal with UBX1325 is to transformationally improve real-world outcomes for patients with retinal disease.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on X and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements including statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the timing, progress and results of UNITY’s planned reduction in force, the closing down of the Phase 2b ASPIRE clinical trial and evaluation of strategic alternatives, including whether or not the evaluation of alternatives results in any transaction or additional value, UNITY’s ability to continue as a going concern even if a strategic transaction is completed, and UNITY’s ability to preserve cash during the strategic alternative process. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including that UNITY may not realize the benefits expected from the reduction in force and reduction in operating costs under the operating plan; whether UNITY will be able to secure and complete or achieve the anticipated benefits from any potential strategic transactions on acceptable terms or at all; UNITY may use its capital resources sooner than it anticipates, resulting in a liquidation and dissolution of the Company; UNITY’s common stock may be delisted from Nasdaq; and other risks described in UNITY’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2025, as well as UNITY’s other filings with SEC. UNITY may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. The forward-looking statements in this press release represent UNITY's views as of the date of this release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this release.

Media Contact
Inizio Evoke Comms
Sofia Bermudez
Sofia.Bermudez@inizioevoke.com

Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com